EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of
AmeriCann, Inc.

We consent to the use in this Registration Statement on Form S-1 of our report of independent registered public accounting firm dated January 12, 2017 on the balance sheet of AmeriCann, Inc. as of September 30, 2015, and the related statement of operations, stockholders’ equity (deficit) and cash flows for the year ended September 30, 2015.

/s/ Hartley Moore Accountancy Corporation

Hartley Moore Accountancy Corporation

March 1, 2017

Irvine, California

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1 of our report dated January 12, 2017 with respect to the audited balance sheet of AmeriCann, Inc. and for the year ended September 30, 2016, and the related statements of operations, changes in stockholders’ equity and cash flows for the year then ended. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

March 1, 2017